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                                                                    EXHIBIT 99.4

[X]  Please mark
     your vote as
     this                  FIRST SECURITY CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR SPECIAL MEETING OF STOCKHOLDERS--MARCH 21, 2000

                  The undersigned stockholder of First Security Corporation, a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Special Meeting of Stockholders and proxy statement/prospectus, dated February 16, 2000, and the undersigned revokes all other proxies and appoints Spencer F. Eccles and Morgan J. Evans, and each of them, the attorneys and proxies for the undersigned, each with full power of substitution, to attend and act for the undersigned at the Company's Special Meeting of Stockholders at 10:30 a.m., local time, March 21, 2000 and at any adjournments or postponements thereof and in connection therewith to vote and represent all of the shares of the Company's Common Stock and Preferred Stock covered by this proxy which the undersigned would be entitled to vote:

1. Proposal 1. To adopt the Agreement and Plan of Merger, dated as of June 6, 1999, by and between the Company and Zions Bancorporation.
     [ ]   FOR        [ ]   AGAINST        [ ]   ABSTAIN

2. Proposal 2. To approve the amendment and restatement of the Company's certificate of incorporation.
     [ ]   FOR        [ ]   AGAINST        [ ]   ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Each of the above-named proxies present at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                                           Dated:
                                                 -------------------------------
                                     Signature(s)
                                                 -------------------------------

                                                 NOTE:  Please sign exactly as
                                                 your name appears hereon. When
                                                 signing as attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give full
                                                 title as such. If shares are
                                                 held jointly, each holder
                                                 should sign.